SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

December 15, 2004

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On December 16 and 17, 2004, the registrant offered employees an amended and restated change in control agreement ("amended agreement") dated December 15, 2004. This amended agreement supercedes the prior change in control agreement, dated November 11, 2003, upon acceptance by the employee. The amended agreement has enhanced payout guarantees for the employee as compared to the prior change in control agreement.

A sample is filed herewith as exhibit 10.1. The severance amount for certain officers was given as a stated multiple of their annual compensation, rather than the years of service basis used for other employees. Details of these differences are included at the end of the sample in exhibit 10.1

Item 1.02: Terminations of a Material Definitive Agreement

As noted in Item 1.01, the letter agreements dated November 11, 2003, between the registrant and each of its employees and officers were superceded by the amended agreements. See Exhibit 10.1 for details.

Item 7.01: Regulation FD Disclosure

On December 16, 2004 the Registrant issued a press release regarding its 2005 capital expenditures plans and disclosing the engagement of Raymond James & Associates to pursue strategic alternatives to enhance shareholder value.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

10.1	Sample of amended and restated change in control agreements dated December 15, 2004, issued by registrant to all employees.

99.1	Press release dated December 16, 2004, entitled "The Exploration Company Announces Initial 2005 CAPEX Plan; Engages Raymond James & Associates to Pursue Strategic Alternatives"

The information contained in this report under Item 7.01, including Exhibit 99.1, is intended to be furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 17, 2004

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ James E. Sigmon

James E. Sigmon
President and Chief Executive Officer